Exhibit 4.1

FORM OF SUBORDINATED NOTE

NEWBRIDGE BANCORP

7.25% Subordinated Note due March 14, 2024

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF NEWBRIDGE BANCORP (THE “ISSUER”) TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $50,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $50,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT DATED MARCH 14, 2014 BETWEEN THE ISSUER AND THE LENDERS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE PURCHASE AGREEMENT WILL BE VOID.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THIS SUBORDINATED NOTE SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTE.

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Principal

Amount:	$____________

NEWBRIDGE BANCORP

7.25% Subordinated Note due March 14, 2024

1.          Payment.

(a)         NEWBRIDGE BANCORP, a North Carolina corporation (the “Issuer”), for value received, hereby promises to pay to ____________________, the principal sum of _________________ Dollars (U.S.) ($________) plus accrued but unpaid interest on March 14, 2024 (the “Maturity Date”) and to pay interest on such principal amount at the rate of 7.25% per annum (computed on the basis of a 360-day year of twelve 30-day months) from March 14, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided, on January 1 and July 1 of each year (each, an “Interest Payment Date”), commencing July 1, 2014, until the principal hereof is paid or made available for payment.

(b)         Any payment of principal of or interest on this 7.25% Subordinated Note (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of North Carolina are generally authorized or required by law or executive order to be closed.

2.          Subordinated Notes. This Note is one of a duly authorized issue of notes of the Issuer designated as 7.25% Subordinated Notes due March 14, 2024 (herein called the “Subordinated Notes”), initially limited in aggregate principal amount to $15,500,000.

3.          Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, (iii) any indebtedness between the Issuer and any of its subsidiaries or affiliates or (iv) the Junior Subordinated Indebtedness (as defined below).

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In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (the “Noteholders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of the Issuer ranking junior to the Subordinated Notes (collectively, “Junior Subordinated Indebtedness”), which includes (i) any obligation that by its terms is subordinated to the Subordinated Notes and (ii) the $25,000,000 junior subordinated debenture due September 30, 2035 and guaranty issued by the Issuer in connection with the trust preferred securities of FNB Financial Services Capital Trust I (the “Trust Preferred Securities”) and all other debt securities and guarantees in respect of similar preferred securities or other securities issued by a financing vehicle of the Issuer and guaranteed by the Issuer that rank pari passu with, or junior to, the Trust Preferred Securities.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.          Merger and Sale of Assets. The Issuer shall not merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)         the continuing entity into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Issuer substantially as an entirety shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and

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(b)         immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5.          Events of Default; Acceleration; Compliance Certificate. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a)         the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of its property, or shall make an assignment for the benefit of creditors; or

(b)        a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer, or for the winding up of the affairs or business of the Issuer and such decree or order shall have remained in force for 60 days;

then, and in each such case, unless the principal of this Note already shall have become due and payable, the Noteholder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

The Issuer, within 90 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

6.          Failure to Make Payment. In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Issuer will, upon demand of the Noteholder, pay to the Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

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Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock; (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

7.          Redemption or Repayment. The Issuer, in its discretion, shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, at any time on or after March 14, 2019 and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of $1,000, on any Interest Payment Date at a price of 100% of the principal amount of the Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. Any such redemption or prepayment shall be subject to receipt of any and all required regulatory approvals. In the case of any redemption or prepayment of this Note, the Issuer will give the Noteholders of the Subordinated Notes to be redeemed or prepaid notice not less than 30 nor more than 45 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where the Issuer is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, the Issuer shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Subordinated Notes or portions thereof (in integral multiples of $1,000) to be redeemed or prepaid, and in connection therewith may treat differently Subordinated Notes with outstanding principal less than, more than or equal to such amount as the Issuer shall fix in its sole discretion.

The Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

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8.          Payment Procedures. Unless and until the Subordinated Notes shall be evidenced by a global note held by Depository Trust Company, payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Note if such Noteholder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 13 below) or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on December 15 or June 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than ten (10) calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal.

9.          Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10.        Registration of Transfer, Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the Payment Office. The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $50,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. This Note is subject to the restrictions on transfer of the Purchase Agreement between the Issuer and the original Noteholders, a copy of which is on file with the Issuer.

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11.         Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12.         Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Noteholder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

13.         Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at NewBridge Bancorp, 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410, Attention: Treasurer, or to such other address as the Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

14.         Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $50,000 or any amount in excess thereof which is an integral multiple of $1,000.

15.         Absolute and Unconditional Obligation of the Issuer. No provisions of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

16.         Waiver and Consent. (a) Any consent or waiver given by the Noteholder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(a)          No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(b)          Any insured depository institution which shall be a Noteholder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

17.         Further Issues. The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance will either be registered or issued pursuant to an exemption from registration under the Securities Act.

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18.         Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of North Carolina, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the Board of Governors of the Federal Reserve System, and the terms hereof shall be interpreted in a manner to satisfy such intent.

19.         Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

NEWBRIDGE BANCORP

By:
Name
Title:

ATTEST:

Name:
Title:

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of this Note occurring prior to the date that is one year after the later of the date of original issuance of this Note and the last date, if any, on which this Note was owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that this Note is being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to Issuer a signed letter containing certain satisfactory representations and agreements establishing such status; or

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(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Issuer will refuse to register this Note in the name of any person other than the registered Noteholder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of this Note, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and it is aware that the sale to it is being made in reliance on Rule 144A, and it acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Date

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